Exhibit 99.1

NEWS RELEASE	Jeffrey N. Boyer
FOR IMMEDIATE RELEASE	Executive Vice President -
Chief Financial Officer
(972) 409-1581

Christopher J. Holland
Vice President – Finance
(972) 409-1667

Michaels Stores Announces Record Second Quarter Results

IRVING, Texas — August 25, 2004 — Michaels Stores, Inc. (NYSE:MIK) today reported record financial results for its second quarter and the six months ended July 31, 2004. Diluted earnings per share for the quarter were $.38, a 9% increase over last year’s $.35. These results include pre-tax costs of $4.9 million ($3.0 million after tax) for the establishment of insurance reserves resulting from the financial difficulties being experienced by one of the Company’s insurance providers. Excluding this item, diluted earnings per share in the quarter were $.43, a 23% increase over last year. On a year-to-date basis, diluted earnings per share were $.80 compared to $.65 for the same period last year, a 23% increase. Excluding the charge related to the insurance carrier’s difficulties, diluted earnings per share year-to-date were $.85, a 31% increase over the same period last year.

     Net income for the second quarter was $26.7 million, a 10% increase compared to net income of $24.3 million in the same period last year. Excluding the insurance-related charge, net income for the quarter increased 23% to $29.8 million over the prior year. On a year-to-date basis, net income was $56.1 million compared to net income of $45.1 million in the same period last year, a 24% increase. Excluding the insurance charge, year-to-date net income was $59.1 million, a 31% increase over last year.

     Michael Rouleau, President and Chief Executive Officer, said, “We are very pleased with our record performance for the second quarter and the first half of 2004. The significant investments we have made in our infrastructure give us great confidence in our future. Although a number of external factors could impact consumer spending, we remain optimistic regarding our potential for a strong second half performance, including the Holiday selling season, and another record year.”

Operating Performance

     Sales of $682.9 million for the second quarter of 2004 were up 11% over sales of $616.5 million in the same period last year. Same-store sales were up 5% for the quarter. Year-to-date sales were $1.409 billion, an 11% increase over sales of $1.273 billion in the same period last year. Same-store sales were up 6% year-to-date.

     During the second quarter, the Company opened nine and relocated 10 Michaels stores, opened three and closed one Aaron Brothers store, and opened three Recollections stores.

     The Company’s operating income totaled $47.5 million or 7.0% of sales for the quarter ended July 31, 2004, compared to operating income of $45.5 million or 7.4% of sales for the same period last year. Operating income for the first half of 2004 was $99.5 million or 7.1% of sales compared to $85.0 million or 6.7% of sales in the same period of 2003. Operating income includes the aforementioned $4.9 million charge recorded in the second quarter related to the establishment of insurance reserves reflecting the financial difficulties at one of the Company’s insurance carriers. In addition, workers’ compensation expense for the quarter increased $4.5 million

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063
(972) 409-1300

over the same period last year due to higher than anticipated losses related to unfavorable loss development experiences, particularly in California. Operating income also includes incremental costs related to previously announced initiatives for additional Michaels store relocations this year, the distribution center realignment project, and Aaron Brothers’ headquarters relocation to the Michaels corporate offices in Irving, TX. Expenses related to these projects were $2.3 million in the second quarter and $4.8 million year-to-date.

Balance Sheet

     The Company’s cash balance as of July 31, 2004, the end of the second quarter, was $307.4 million, an increase of $170.2 million over the same period last year. Average inventory per Michaels store at the end of the second quarter, inclusive of distribution centers, decreased 11% to $1.079 million from $1.208 million for the same period last year.

     The Company also announced that it has repurchased 913,200 shares of its common stock during the second quarter under its stock repurchase plans at an average price of $51.81 per share and has repurchased an additional 203,900 shares during the month of August under its stock repurchase plans at an average price of $52.58 per share. As of August 25, 2004, under its repurchase plans, the Company is authorized to repurchase approximately 1.6 million additional shares plus such shares as may be repurchased with proceeds from the future exercise of options under the Company’s 2001 General Stock Option Plan.

Outlook

     The Company is projecting a same-store sales increase of 3% to 5% in the second half of the year, contributing to a forecasted annual same-store sales increase of 4% to 6% in 2004. Same-store sales in the third quarter are expected to increase 3% to 5% overall with same-store sales increases of 4% to 6% in both August and October with relatively flat same-store sales in September.

     The Company’s diluted earnings per share for the remainder of 2004 are expected to be in the $.62 to $.65 range for the third quarter, in the $1.49 to $1.55 range for the fourth quarter, and in the $2.92 to $3.05 range for the full year, a 15% to 20% increase.

     A conference call will be held at 4:00 p.m. CT today to discuss second quarter earnings results. Those who wish to participate in the call may do so by dialing 973-633-6740. Any interested party will also have the opportunity to access the call via the Internet at www.michaels.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available for 30 days after the date of the event. Replay may be accessed at www.michaels.com or by phone at 973-341-3080, PIN 4251270.

     The Company plans to release its August 2004 sales results on Thursday, September 2, 2004 at 6:30 a.m. CT. Any interested party may view the press release at www.michaels.com.

     Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of August 25, 2004, the Company owns and operates 831 Michaels stores in 48 states and Canada, 161 Aaron Brothers stores, six Recollections stores, and three Star Wholesale operations.

     Certain statements contained herein which are not historical facts are forward looking statements that involve risks and uncertainties, including, but not limited to, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of competitors’ locations or pricing, the availability of acceptable locations for new stores, difficulties with respect to new information system technologies, supply constraints or difficulties, the results of financing efforts, the effectiveness of advertising strategies and other risks detailed in the Company’s Securities and Exchange Commission filings. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available.

     This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

                                                                   —Tables Follow—

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063
(972) 409-1300

Michaels Stores, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2004	2003	2004	2003
Net sales	$682,934	$616,516	$1,408,786	$1,272,904
Cost of sales and occupancy expense	425,628	382,788	891,256	803,336

Gross profit	257,306	233,728	517,530	469,568
Selling, general, and administrative expense	207,158	186,673	412,859	381,267
Store pre-opening costs	2,643	1,590	5,126	3,343

Operating income	47,505	45,465	99,545	84,958
Interest expense	5,069	5,065	10,397	10,136
Other (income) and expense, net	(877)	(722)	(1,666)	(1,578)

Income before income taxes	43,313	41,122	90,814	76,400
Provision for income taxes	16,567	16,860	34,736	31,324

Net income	$26,746	$24,262	$56,078	$45,076

Earnings per common share:
Basic	$0.39	$0.36	$0.82	$0.67

Diluted	$0.38	$0.35	$0.80	$0.65

Weighted average shares outstanding:
Basic	68,152	66,673	68,216	66,878

Diluted	69,640	69,883	69,743	69,518

Dividends per common share	$0.12	$0.10	$0.24	$0.10

Michaels Stores, Inc.
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	July 31,	January 31,	August 2,
	2004	2004	2003
ASSETS
Current assets:
Cash and equivalents	$307,443	$341,825	$137,201
Merchandise inventories	954,736	892,923	988,276
Prepaid expenses and other	39,655	29,198	24,084
Deferred and prepaid income taxes	26,865	19,426	20,946

Total current assets	1,328,699	1,283,372	1,170,507

Property and equipment, at cost	845,738	808,230	754,699
Less accumulated depreciation	(450,010)	(420,313)	(385,712)

	395,728	387,917	368,987

Goodwill	115,839	115,839	115,839
Other assets	14,923	14,519	13,172

	130,762	130,358	129,011

Total assets	$1,855,189	$1,801,647	$1,668,505

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$211,408	$172,708	$209,911
Accrued liabilities and other	194,798	194,395	167,325
Income taxes payable	—	2,377	—

Total current liabilities	406,206	369,480	377,236

9 1/4% Senior Notes due 2009	200,000	200,000	200,000
Deferred income taxes	28,241	28,241	21,514
Other long-term liabilities	39,170	36,628	32,625

Total long-term liabilities	267,411	264,869	254,139

	673,617	634,349	631,375

Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $0.10 par value, 2,000,000 shares authorized; none issued	—	—	—
Common Stock, $0.10 par value, 150,000,000 shares authorized; shares issued and outstanding of 67,887,078 at July 31, 2004, 67,997,567 at January 31, 2004, and 66,821,014 at August 2, 2003	6,789	6,800	6,682
Additional paid-in capital	470,311	495,910	487,406
Retained earnings	700,079	660,365	541,063
Accumulated other comprehensive income	4,393	4,223	1,979

Total stockholders’ equity	1,181,572	1,167,298	1,037,130

Total liabilities and stockholders’ equity	$1,855,189	$1,801,647	$1,668,505

Michaels Stores, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 31,	August 2,
	2004	2003
Operating activities:
Net income	$56,078	$45,076
Adjustments:
Depreciation	43,576	40,464
Amortization	197	200
Other	521	561
Changes in assets and liabilities:
Merchandise inventories	(61,813)	(178,858)
Prepaid expenses and other	(10,457)	(5,445)
Deferred income taxes and other	3,902	1,835
Accounts payable	38,700	115,147
Income taxes payable	(2,377)	(21,438)
Accrued liabilities and other	869	(11,397)

Net change in assets and liabilities	(31,176)	(100,156)

Net cash provided by (used in) operating activities	69,196	(13,855)

Investing activities:
Additions to property and equipment	(51,861)	(40,880)
Net proceeds from sales of property and equipment	45	13

Net cash used in investing activities	(51,816)	(40,867)

Financing activities:
Proceeds from stock options exercised	18,387	5,469
Repurchase of Common Stock	(55,114)	(25,968)
Cash dividends paid to stockholders	(16,364)	(6,678)
Proceeds from issuance of Common Stock and other	1,329	1,069

Net cash used in financing activities	(51,762)	(26,108)

Net decrease in cash and equivalents	(34,382)	(80,830)
Cash and equivalents at beginning of period	341,825	218,031

Cash and equivalents at end of period	$307,443	$137,201

Michaels Stores, Inc.
Summary of Operating Data
(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of income:

	Quarter Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2004	2003	2004	2003
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	62.3	62.1	63.3	63.1

Gross profit	37.7	37.9	36.7	36.9
Selling, general, and administrative expense	30.3	30.3	29.3	30.0
Store pre-opening costs	0.4	0.2	0.3	0.2

Operating income	7.0	7.4	7.1	6.7
Interest expense	0.8	0.8	0.8	0.8
Other (income) and expense, net	(0.1)	(0.1)	(0.1)	(0.1)

Income before income taxes	6.3	6.7	6.4	6.0
Provision for income taxes	2.4	2.8	2.4	2.5

Net income	3.9%	3.9%	4.0%	3.5%

The following table sets forth certain of our unaudited operating data (dollar amounts in thousands):

	Quarter Ended		Six Months Ended
	July 31,	August 2,	July 31,	August 2,
	2004	2003	2004	2003
Michaels stores (1):
Retail stores open at beginning of period	818	771	804	754
Retail stores opened during the period	9	9	23	27
Retail stores opened (relocations) during the period	10	4	22	9
Retail stores closed during the period	—	—	—	(1)
Retail stores closed (relocations) during the period	(10)	(4)	(22)	(9)

Retail stores open at end of period	827	780	827	780
Aaron Brothers stores:
Retail stores open at beginning of period	158	153	158	148
Retail stores opened during the period	3	4	3	9
Retail stores closed during the period	(1)	—	(1)	—

Retail stores open at end of period	160	157	160	157
ReCollections stores:
Retail stores open at beginning of period	2	—	2	—
Retail stores opened during the period	3	1	3	1

Retail stores open at end of period	5	1	5	1
Star Wholesale stores (1):
Wholesale stores open at beginning of period	3	2	3	2
Wholesale stores opened during the period	—	—	—	—

Wholesale stores open at end of period	3	2	3	2

Total store count at end of period	995	940	995	940

Other operating data:
Average inventory per Michaels store	$1,079	$1,208	$1,079	$1,208
Comparable store sales increase	5%	1%	6%	2%

(1)	Opening store counts reflect a reclassification of our Los Angeles combination wholesale-retail store from a Michaels store to a Star Wholesale store. Beginning in fiscal 2004, our Los Angeles wholesale-retail store will be managed as part of our Star Wholesale concept.

Michaels Stores, Inc.
Disclosures Regarding Non-GAAP Financial Measures

During the second quarter of 2004, the Company recognized pre-tax costs of $4.9 million ($3.0 million after tax) for the establishment of insurance reserves resulting from financial difficulties being experienced by one of the Company’s insurance providers (“the insurance reserve”). Net income excluding the insurance reserve and diluted earnings per share excluding the insurance reserve are not measures of performance calculated in accordance with generally accepted accounting principles (“GAAP”). Net income excluding the insurance reserve and diluted earnings per share excluding the insurance reserve should not be considered in isolation of, or as a substitute for, the GAAP financial measures net income or diluted earnings per share, respectively, as indicators of the Company’s performance.

The Company believes the presentation of net income excluding the insurance reserve and diluted earnings per share excluding the insurance reserve is relevant and useful information to investors because it allows investors to view performance in a manner similar to the method used by management to track operating performance from period to period and helps improve investors’ ability to understand trends in the Company’s operating performance.

As the Company uses net income excluding the insurance reserve and diluted earnings per share excluding the insurance reserve as measures of performance, the tables below reconcile these measures to net income and diluted earnings per share, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP:

Reconciliation of net income to net income excluding the insurance reserve ($ in thousands):

	Quarter Ended		Six Months Ended
	July 31, 2004	August 2, 2003	July 31, 2004	August 2, 2003
Net income	$26,746	$24,262	$56,078	$45,076
Adjustments to reconcile net income to net income excluding the insurance reserve:
The insurance reserve	$3,046	n/a	$3,046	n/a

Net income excluding the insurance reserve	$29,792	$24,262	$59,124	$45,076

Reconciliation of diluted earnings per share to diluted earnings per share excluding the insurance reserve:

	Quarter Ended		Six Months Ended
	July 31, 2004	August 2, 2003	July 31, 2004	August 2, 2003
Diluted earnings per share	$0.38	$0.35	$0.80	$0.65
Adjustments to reconcile diluted earnings per share to diluted earnings per share excluding the insurance reserve:
The insurance reserve	$0.04	n/a	$0.04	n/a
Rounding	$0.01	n/a	$0.01	n/a

Diluted earnings per share excluding the insurance reserve	$0.43	$0.35	$0.85	$0.65